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                                                                    Exhibit 23.1









                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Endurance Specialty Holdings Ltd., Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II for the registration of $500,000,000 of their debt securities, preference shares, ordinary shares, depositary shares, warrants, stock purchase contracts, stock purchase units, trust preferred securities and guarantees of trust preferred securities, and to the incorporation by reference therein of our reports dated January 22, 2004, with respect to the consolidated financial statements of Endurance Specialty Holdings Ltd. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Hamilton, Bermuda
June 14, 2004